Exhibit 21.1
Subsidiaries of Dr Pepper Snapple Group, Inc.

Name of Subsidiary		Jurisdiction of Formation

1.	Cadbury Beverages Canada Inc.	Canada
2.	Cadbury Aguas Minerales, S.A. de C.V.	Mexico
3.	Cadbury Bebidas, S.A. de C.V.	Mexico
4.	Cadbury Servicios, S.A. de C.V.	Mexico
5.	Cadbury Servicios Comerciales, S.A. de C.V.	Mexico
6.	Comercializadora de Bebidas, S.A. de C.V.	Mexico
7.	Compañía Exportadora de Aguas Minerales, S.A. de C.V.	Mexico
8.	Distribuidora Anahuac, S.A. de C.V.	Mexico
9.	Distribuidora de Aguas Minerales, S.A. de C.V.	Mexico
10.	Embotelladora Balseca, S.A. de C.V.	Mexico
11.	Embotelladora Mexicana de Agua, S.A. de C.V.	Mexico
12.	Embotelladora Orange Crush, S.A.	Mexico
13.	Industria Embotelladora de Bebidas Mexicanas, S.A. de C.V.	Mexico
14.	Manantiales Peñafiel, S.A. de C.V.	Mexico
15.	Snapple Beverage de Mexico, S.A. de C.V.	Mexico
16.	Snapple Europe Limited	England
17.	A&W Concentrate Company	Delaware
18.	Am Trans, Inc.	Illinois
19.	Beverage Management, Inc.	Michigan
20.	Cadbury Adams Finance Corp.	Delaware
21.	Cadbury Beverages Delaware, Inc.	Delaware
22.	Cadbury Beverages Inc.	Delaware
23.	Cadbury Schweppes Americas Beverages, Inc.	Delaware
24.	Cadbury Schweppes Bottling Group, Inc.	Delaware
25.	Cadbury Schweppes SBS, Inc.	Delaware
26.	Dr Pepper Bottling Company of Texas	Delaware
27.	Dr Pepper Bottling of Spokane, Inc.	Washington
28.	Dr Pepper Company	Delaware
29.	Dr Pepper/Seven Up Beverage Sales Company	Texas

Name of Subsidiary		Jurisdiction of Formation

30.	Dr Pepper/Seven Up Manufacturing Company	Delaware
31.	Dr Pepper/Seven Up, Inc.	Delaware
32.	Juice Guys Care, Inc.	Massachusetts
33.	Mott’s General Partnership	Nevada
34.	Mott’s LLP	Delaware
35.	Nantucket Allserve, Inc.	Massachusetts
36.	Pacific Snapple Distributors, Inc.	California
37.	Royal Crown Company, Inc.	Delaware
38.	Seven-Up / RC Bottling Company, Inc.	Delaware
39.	Seven-Up Bottling Company of San Francisco	California
40.	Snapple Beverage Corp.	Delaware
41.	Snapple Distributors, Inc.	Delaware
42.	Southeast-Atlantic Beverage Corporation	Florida
43.	The American Bottling Company	Delaware
44.	Aguas Minerales International Investments B.V.	Netherlands
45.	Bebidas Americas Investments B.V.	Netherlands
46.	Americas Beverages Management GP	Nevada
47.	Beverage Investments LLC	Delaware
48.	Cadbury Schweppes Americas Employee Relief Fund	Texas
49.	Cadbury Schweppes Americas Inc.	Delaware
50.	Cadbury Schweppes Americas Investments Inc.	Delaware
51.	Cadbury Schweppes Finance, Inc.	Delaware
52.	Cadbury Schweppes Holdings (U.S.)	Nevada
53.	CBI Holdings Inc.	Delaware
54.	International Beverage Investments GP	Delaware
55.	International Investments Management LLC	Delaware
56.	MSSI LLC	Delaware
57.	Berkeley Square US, Inc.	Delaware
58.	Nuthatch Trading US, Inc.	Delaware
59.	High Ridge Investments US, Inc.	Delaware

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